Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-136963, 333-168552, 333-181697, 333-188620, 333-197759, 333-201504, 333-206094, 333-218695, 333-234231, 333-262824) on Form S-8 and in the registration statement (No. 333-212974) on Form S-3 of our reports dated February 27, 2023, with respect to the consolidated financial statements of BioMarin Pharmaceutical Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
San Francisco, California
February 27, 2023